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                                                                  EXHIBIT 5.1(a)

                 [MICHIGAN CONSOLIDATED GAS COMPANY LETTERHEAD]

                                                June 18, 2001

Michigan Consolidated Gas Company
500 Griswold Street
Detroit, Michigan  48226

Ladies and Gentlemen:

      With respect to the Registration Statement on Form S-3 (the "Registration Statement") filed by Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, $360,000,000 aggregate initial public offering price of the Company's Senior Debt Securities (as described in the Prospectus forming a part of the Registration Statement), I, as Associate General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. The Senior Debt Securities will be issued under a Senior Indenture, dated as of June 1, 1998, as amended, supplemented or modified from time to time, between the Company and Citibank, N.A, as trustee (the "Senior Indenture"), and will be secured by the pledge by the Company of First Mortgage Bonds issued under and ratably secured by the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1944, as supplemented and amended, including in particular by the Twenty-ninth Supplemental Indenture providing for, among other things, the modification and restatement of said Indenture, between the Company and Citibank, N.A., as the mortgage trustee, and Robert T. Kirchner, as the individual trustee.

      Based upon the foregoing examination and review, it is my opinion that:

      1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan:

      2. The Senior Debt Securities have been duly authorized by all requisite action (corporate or otherwise) by the Company, and when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the applicable supplemental indentures supplementing the Senior Indenture shall have been duly executed and delivered and, (c) the individual series of Senior Debt Securities shall have been duly executed, authenticated, issued and delivered against payment therefor, the Senior Debt Securities will thereupon be validly issued and binding obligations of the Company.

      I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States. Sidley Austin Brown & Wood LLP may rely on this opinion as to matters of Michigan law in rendering their opinion of even date herewith.
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June 18, 2001
Michigan Consolidated Gas Company
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      I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to me under the captions "Legal Matters" in the Prospectus, forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,


                                          /s/ Thomas A. Hughes
                                          ----------------------
                                          Thomas A. Hughes
                                          Associate General Counsel


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